UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On August 15, 2013, Cole Operating Partnership IV, LP (“CCPT IV OP” or the “Borrower”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an amended and restated unsecured revolving credit agreement (the “Amended and Restated Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, swing line lender and letter of credit issuer (the “L/C Issuer”); Bank of America, N.A. and U.S. Bank National Association (“U.S. Bank”), as co-syndication agents; Capital One, N.A. (“Capital One”), Regions Bank, Wells Fargo Bank, National Association (“Wells Fargo”) and PNC Bank, National Association, as co-documentation agents; and other lending institutions that are or may become parties to the Amended and Restated Credit Agreement (collectively, with JPMorgan Chase, the “Lenders”). The Amended and Restated Credit Agreement increased the allowable borrowings up to $900.0 million (the “Amended and Restated Credit Facility”). Pursuant to accordion increases under the Amended and Restated Credit Agreement, allowable borrowings under the Amended and Restated Credit Facility were increased to $1.28 billion.
On March 15, 2017, the Company entered into a second amended and restated credit agreement (the “Second Amended and Restated Credit Agreement”) with JPMorgan Chase, as administrative agent and an L/C Issuer; U.S. Bank and Wells Fargo, as co-syndication agents and L/C Issuers; Regions Bank, as documentation agent; JPMorgan Chase, U.S. Bank, Wells Fargo Securities, LLC and Capital One as lead arrangers; and other financial institutions that are or may become parties to the Second Amended and Restated Credit Agreement. The Second Amended and Restated Credit Agreement increased the allowable borrowings up to $1.40 billion (the “Second Amended and Restated Credit Facility”). The Second Amended and Restated Credit Facility includes a $1.05 billion unsecured term loan (the “Term Loan”) and allows CCPT IV OP to borrow up to $350.0 million in unsecured revolving loans (the “Revolving Loans”) under a revolving credit facility (the “Revolving Facility”). Up to $50.0 million of the total amount available under the Revolving Facility may be used for issuing letters of credit. The Second Amended and Restated Credit Facility is guaranteed by the Company and the consolidated subsidiaries owning or leasing the underlying unencumbered asset pool (the “Subsidiary Guarantors”). Subject to meeting certain conditions described in the Second Amended and Restated Credit Agreement and the payment of certain fees, the amount of the Second Amended and Restated Credit Facility may be increased up to a maximum of $1.75 billion, with each increase being no less than $25.0 million. The Term Loan matures on March 15, 2022. The Revolving Facility matures on March 15, 2021; however, the Borrower may elect to extend the maturity date to March 15, 2022 subject to satisfying certain conditions described in the Second Amended and Restated Credit Agreement. As of March 15, 2017, CCPT IV OP had $1.05 billion outstanding under the Term Loan and $62.0 million of outstanding Revolving Loans.
The Revolving Loans bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan, as defined in the Second Amended and Restated Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR, as elected by the Borrower, multiplied by the statutory reserve rate (the “Eurodollar Rate”) for the interest period plus the applicable rate. The applicable rate is based upon the overall leverage ratio (as defined in the Second Amended and Restated Credit Agreement) (the “Leverage Ratio”), and for Eurodollar Rate loans, ranges from 1.65% at a Leverage Ratio of 45.0% or less to 2.25% at a Leverage Ratio greater than 55.0%. For base rate loans, the interest rate will be a per annum amount equal to the applicable rate (which is 1.00% lower than the applicable rate for Eurodollar Rate loans) plus the greatest of (a) JPMorgan Chase’s prime rate; (b) the Federal Funds Effective Rate (as defined in the Second Amended and Restated Credit Agreement) plus 0.50%; or (c) the Eurodollar Rate for a period of one month plus 1.0% (the “Base Rate”). The Second Amended and Restated Credit Agreement also includes an interest rate pricing structure should the Company obtain an investment grade rating. CCPT IV OP will be required to make periodic interest payments on the Revolving Loans, and the outstanding principal and any accrued and unpaid interest is due on March 15, 2021.
The Term Loan bears interest at a rate equal to the Eurodollar Rate, as elected by CCPT IV OP, plus the applicable rate. The applicable rate for the Term Loan is determined in a manner consistent with Revolving Loans. As of March 15, 2017, the Eurodollar Rate associated with $811.7 million of the $1.05 billion outstanding under the Term Loan was effectively fixed by existing interest rate swaps (“Swapped Term Loan”). Based on the Leverage Ratio in effect, the weighted average all-in rate for the Swapped Term Loan was 3.164%. CCPT IV OP will be required to make periodic interest payments on the Term Loan, and the outstanding principal and any accrued and unpaid interest is due on March 15, 2022.

CCPT IV OP paid certain fees upon the closing of the Second Amended and Restated Credit Facility, including arrangement and up-front fees. CCPT IV OP will also pay ongoing customary fees including an annual administrative agent fee, as well as a fee for the undrawn portion of the Revolving Credit Facility. CCPT IV OP must also pay certain fees upon the issuance of each letter of credit under the Second Amended and Restated Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit. The Second Amended and Restated Credit Agreement also includes a fee pricing structure should the Company obtain an investment grade rating.
The Borrower has the right to prepay the outstanding amounts under the Second Amended and Restated Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar Rate loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding. Any prepayment of Eurodollar Rate loans must include accrued interest on the amount prepaid plus any breakage amount.
The Second Amended and Restated Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and maximum variable rate and recourse debt requirements. The Second Amended and Restated Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature.
The foregoing is a summary description of certain terms of the Second Amended and Restated Credit Agreement and is qualified in its entirety by the text of the agreement which is filed herein as Exhibit 10.1.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated March 15, 2017, by and between Cole Operating Partnership IV, LP and JPMorgan Chase Bank, N.A. as administrative agent, and other lending institutions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2017	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Exhibit Index

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated March 15, 2017, by and between Cole Operating Partnership IV, LP and JPMorgan Chase Bank, N.A. as administrative agent, and other lending institutions.

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